Exhibit 99.1

PRESS RELEASE

For more information, contact:

Linda Ford

DynTek, Inc.

949-798-7215

linda.ford@dyntek.com

DynTek Announces Significant Improvement in Working Capital and
22% Revenue Growth in Fourth Quarter

Company Improves Working Capital Position by $11.7 Million Year over Year; Projects
Net Income for Fiscal Year 2005

Irvine, CA –September 28, 2004 – DynTek, Inc. (Nasdaq: DYTK, DYTKP, DYTKW), a leading provider of technology, management and cyber security solutions, today announced results for its fiscal year ended June 30, 2004 and its fourth fiscal quarter.

Revenues for the fourth quarter increased by 22% to approximately $15 million, as compared to $12 million in the prior fiscal quarter.  The company also continued to strengthen its balance sheet, improving its working capital position by $11.7 million during the fiscal year.  In addition, the company recently renewed a $7 million working capital credit facility from Textron Financial Corporation with more flexible availability and better rate terms.

Including a goodwill write-off of $11.6 million, the company’s net loss was $19 million in fiscal 2004, as compared to $13.8 million in fiscal 2003.  The net loss per share for the 2004 fiscal year was $0.40, as compared to the prior year loss per share of $0.38.

“Over the past year, we have successfully reduced operating costs, and improved our capital position,” said Steve Ross, DynTek’s chief executive officer.  “Aside from the large write-down of goodwill and one-time non-recurring items, the company’s results during the last fiscal quarter showed marked improvement over the prior quarter.  Through government contracts, we have amassed a revenue base in several key regions.  In addition, we are aggressively pursuing a growth strategy to enable us to expand our capabilities in the commercial market and broaden our geographic footprint.  Our merger and acquisition strategy, combined with organic growth, should also contribute to our top line revenue numbers, profitability, and sales and technical capabilities, and provide us with additional critical mass needed to enhance shareholder value.”

Ross continued, “For the current fiscal quarter ending September 30, 2004, we expect continued improvement in operating results, accretive business development transactions, and the successful resolution of issues surrounding the Virginia transportation contract. With these improvements and through the continued implementation of our growth strategy, we expect to achieve profitability in the current fiscal year.”

PRESS RELEASE

About DynTek

DynTek is a leading provider of dynamic technology, management and cyber security solutions to states, local governments and commercial organizations.  Our broad range of services is designed to help organizations meet their critical business needs through the effective and innovative use of technology.  Each of our offerings incorporates an approach and methodology derived from over 18 years of experience in the assessment, design, implementation, management and support of secure technology solutions.  For more information, visit www.dyntek.com.

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Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby.  Investors are cautioned that certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors.  Such uncertainties and risks include, among others, success in reaching target markets for services and products in a highly competitive market and the ability to attract future customers, the ability to finance and sustain operations, including the ability to maintain the Textron Factoring Facility and/or the amended Laurus Funds Note when either becomes due, respectively, or to replace it with alternative financing, the ability to raise equity capital in the future, despite historical losses from operations, the ability to fulfill the Company’s obligations to third parties, and ability to resolve successfully certain ongoing litigation over contract performance, the size and timing of additional significant orders and their fulfillment, the ability to turn contract backlog into revenue and net income, the continuing desire of state and local governments to outsource to private contractors, the ability to successfully implement an acquisition growth strategy,  the performance of governmental services, the ability to develop and upgrade our technology, and the continuation of general economic and business conditions that are conducive to governmental outsourcing of service performance and the acquisition of other services and products.  The Company has no obligation to publicly release the results of any revisions, which may be made to any forward-looking statements to reflect anticipated or unanticipated events or circumstances occurring after the date of such statements.